EXHIBIT 23.6


       [LETTERHEAD OF CLEARY, GOTTLIEB, STEEN & HAMILTON]






                          July 19, 1996



Continental Airlines, Inc.
2929 Allen Parkway
Houston, Texas  77019

     Re:  Registration Statement on Form S-3 (File No. 333-04601)

Ladies & Gentlemen:

          We hereby consent to the reference to this firm in the above-referenced Registration Statement and the related prospectus under the headings "Risk Factors-Certain Tax Matters" and "Legal Matters", without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this Exhibit.

                              Very truly yours,

                              CLEARY, GOTTLIEB, STEEN & HAMILTON


                              By   /s/ Dana L. Trier
                                -------------------------------
                                   Dana L. Trier, a Partner